UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                                 FORM 8K/A

                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  April 10, 1997



                            LYRIC ENERGY, INC.
          (Exact name of registrant as specified in its charter)


       Colorado                0-9800          75-1711324
    (State or other          (Commission      (IRS Employer
     jurisdiction of          File No.)     Identification No.)
     incorporation)



            1013 West Eighth Avenue, Amarillo, Texas  79101
    (Address of principal executive offices)   (Zip Code)

            Registrant's telephone number, including area code:
                             (806) 376-5088


                              Not applicable.
 (Former name or former address, if changed since last report.)


                     This Report Consists of ___ Pages


THIS AMENDMENT ON FORM 8-K/A TO THE REGISTRANT'S FORM 8-K FOR THE
EVENT OCCURRING ON APRIL 10, 1997, FILED ON APRIL 21, 1997, IS
BEING FILED TO ATTACH ADDITIONAL REQUIRED FINANCIAL STATEMENTS
FOR THE BUSINESS ACQUIRED.


Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired.

               7.   Balance Sheet - January 31, 1997 (unaudited)

               8.   Statements of Operations - For the Three
                    Month and Nine Month Periods Ended January
                    31, 1997 and 1996 (unaudited)

               9.   Statement of Cash Flows - For the Nine Month
                    Periods ended January 31, 1997 and 1996
                    (unaudited)

               10.  Notes to Financial Statements (unaudited)



                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LYRIC ENERGY, INC.
                                   (Registrant)


Date:  June 24, 1997               By:  /s/ Brent Wagman
                                   Chairman of the Board


                      NATURAL GAS TECHNOLOGIES, INC.
                               Balance Sheet
                             January 31, 1997
                                (Unaudited)

                                  Assets
Cash                                            $      237

Oil and gas properties                           1,448,415
Lease and well equipment                            29,503
  Accumulated depreciation and depletion           (82,991)

                                                 1,394,927

Investment in Wagman
 Petroleum, Inc. stock                              24,464

Organizational costs
 (net of amortization of $1,400)                       510

          TOTAL ASSETS                          $1,420,138


                   Liabilities and Stockholders' Equity
Liabilities
 Accounts payable                              $    82,462
 Accrued interest                                       80
 Advances and amounts due officers                  14,222
 Current portion of notes payable                   18,794

          Total Current Liabilities                115,558

 Notes payable                                       2,174

          TOTAL LIABILITIES                        117,732

Redeemable Stock
  Preferred stock, Series A
  $4.00 par value (500,000 shares
  authorized, 9,597 outstanding)                    38,388

Stockholders' Equity
  Preferred stock, Series B
  $4.00 par value (500,000 shares
  authorized, 210,736 outstanding)                 842,944

  Common stock, $.001 par value
  (10,000,000 shares authorized,
  2,780,014 outstanding)                             2,780

  Additional paid-in capital                       614,165
  Stock to be issued                               480,000
  Accumulated deficit                             (675,871)

          Total Stockholders' Equity             1,264,018

          TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                  $1,420,138


The accompanying notes are an integral part of this financial statement.
                      NATURAL GAS TECHNOLOGIES, INC.
                         Statements of Operations

For the Three-Month and Nine-Month Periods Ended January 31, 1997 and 1996 (Unaudited)

                              Three-Month         Nine-Month
                              Periods Ended       Periods Ended
                              January 31,         January 31,

                              1997      1996      1997      1996

Oil and gas revenues    $  21,682  $ 32,735  $  62,459  $101,904
Other income                    -       162          5       732
    Total Revenues         21,682    32,897     62,464   102,636

Expenses:
     Production taxes       1,171     1,648      3,318     5,296
     Lease operating
      expenses             14,596    38,960     49,222    87,924
     Depreciation,
      depletion and
      amortization          6,116     9,344     18,352    28,031
     Professional fees     23,011     6,459     23,012     6,459
     Office expenses        2,556       788      5,703     2,291
     Rent                   1,050     1,141      3,150     3,242
     Secretarial services       -         -          -       300
     Printing and
      distribution          1,067       965        467     1,474
     Director fees              -    12,500     20,833    37,500
     Taxes                      -         -      1,788        -
     Offering costs
      (non-capitalizable)       -         -      3,000     4,000
     Other expenses           210         -        709       230

   Total Expenses          49,777    71,805    129,554   176,747

Loss from Operations      (28,095)  (38,908)   (67,090)  (74,111)
  Interest expense         (1,081)        -     (2,998)  (19,850)

     NET LOSS           $ (29,176)$ (38,908) $ (70,088) $(93,961)

  Unpaid preferred
   dividend claims        ( 2,401)  ( 2,401)   ( 7,203)  ( 7,203)

Net loss attributable
 to common shareholders  $(31,577)$ (41,309)$ ( 77,291)$(101,164)

Primary loss per share $     (.01)  $  (.02) $   (.03) $   (.04)
Primary loss attributable
 to common shares per
 share                 $     (.01)  $  (.02) $   (.03) $   (.04)
Primary weighted average
 shares outstanding     2,780,014 2,330,130  2,780,014 2,330,130

Fully diluted loss
 per share             $     (.01)  $  (.02) $   (.02) $   (.04)

Fully diluted loss
 attributable to
 common shareholders
 per share             $     (.01)  $  (.02) $   (.03) $   (.04)

Fully diluted weighted
 average shares
 outstanding            3,000,347  2,550,463 3,000,347 2,550,463


The accompanying notes are an integral part of these financial statements.
                      NATURAL GAS TECHNOLOGIES, INC.
                          Statement of Cash Flows

For the Nine-Month Periods Ended January 31, 1997 and 1996
(Unaudited)


                                         1997        1996
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                             $ (70,088)  $ (93,961)
Adjustments to reconcile net
 loss to net cash provided by
 (used by) operations:

  Depreciation, depletion
   and amortization                     18,352      28,031
  Amortization of directors fees        20,833      37,500
  Accounts receivable increase               -     (43,879)
  Accounts payable increase             44,257      83,070

Interest expense forgiven by
 stockholder                                 -      17,256

NET CASH PROVIDED BY OPERATING
ACTIVITIES                              13,354      28,017

CASH FLOWS FROM INVESTING
ACTIVITIES:

Purchase of fixed assets                     -     (20,844)
Purchase of oil and gas properties      (4,585)    (21,741)
Investment in Wagman Petroleum,
 Inc. Stock                            (10,000)          -

NET CASH (USED BY) INVESTING
ACTIVITIES                             (14,585)    (42,585)

CASH FLOWS FROM FINANCING ACTIVITIES:

Advances from related parties           14,222      15,030
Note payments                          (13,260)          -

NET CASH PROVIDED BY FINANCING
ACTIVITIES                                 962      15,030

Increase/(decrease) in cash for period    (269)        462
  Cash, Beginning of period                506          19
  Cash, End of period               $      237     $   481

Supplemental Disclosures:

Cash payments for:
  Interest                           $   2,998     $     -
  Income taxes                       $       -     $     -
Stock and stock to be issued for:
  Oil and gas properties             $       -     $63,985
  Reductions of accounts and
   notes payable                     $ 499,534    $146,263


The accompanying notes are an integral part of these financial statements.
                      NATURAL GAS TECHNOLOGIES, INC.
                       Notes to Financial Statements
                                (Unaudited)


NOTE 1:  BASIS OF PRESENTATION

The unaudited financial statements and related notes to financial statements presented herein have been prepared by Natural Gas Technologies, Inc. ("NGT") pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements were prepared in accordance with the accounting policies used in the preparation of the Company's audited financial statements for the fiscal year ended April 30, 1996 and should be read in conjunction with such financial statements and the notes thereto.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of operating results for the interim periods presented have been made.

NOTE 2:  LETTER OF INTENT AND LOAN

NGT entered into a letter of intent dated January 2, 1997 and modified March 17, 1997 (the "Letter of Intent") with Lyric Energy, Inc. ("Lyric"), a development stage company with minimal assets that is an SEC registrant, for a share exchange transaction ("Share Exchange"). The Letter of Intent became binding by the March 17, 1997 amendment. Prior to entering into the Letter of Intent, NGT and Lyric were unrelated and NGT held no shares of Lyric.

Pursuant to the Letter of Intent, NGT loaned Lyric $100,000 pursuant to a non-interest bearing Convertible Promissory Note (the "Note"). The Note had a maturity date of December 31, 1997 and automatically converted into 203,041,517 shares of Lyric common stock upon (i) Lyric coming into current compliance with the Securities Exchange Act of 1934, as amended, and (ii) Lyric obtaining a waiver from Amarillo National Bank of certain non-dilution rights in favor of the Bank. The Note converted by its terms on April 10, 1997, which resulted in NGT obtaining a controlling interest in Lyric. The source of the $100,000 was a loan to NGT from an officer, director and significant shareholder of NGT.

The Share Exchange will commence after Lyric holds a shareholder meeting for the purpose of (i) approving a reverse split of Lyric's common stock which will result in additional common shares being made available for issuance in the Share Exchange;
(ii) authorizing 10,000,000 shares of no par value preferred stock, approximately 75,000 of which will be designated for exchange with NGT preferred shareholders in the Share Exchange and the remaining 9,925,000 of which will be reserved for future issuance at the discretion of Lyric's Board of Directors; and
(iii) approving certain other amendments to Lyric's Articles of Incorporation. By virtue of the shares acquired by NGT upon conversion of the Note, NGT holds sufficient votes to assure shareholder approval of all of the above matters. It is anticipated that the Share Exchange will take place in two stages. The first stage is to occur immediately after the Lyric shareholder meeting and will consist of the exchange of approximately 2,688,000 shares of the authorized but unissued post-reverse split shares of Lyric for 3,405,550 NGT common shares, which constitutes approximately 82 percent of the equity interests in NGT. The NGT shares to be exchanged in the first stage are held by certain officers, directors, affiliates and sophisticated investors. Lyric will control NGT upon completion of the first stage.

The second stage will occur upon the approval by NGT shareholders of the exchange of the remaining shares pursuant to an SEC Registration Statement on Form S-4 and Proxy Statement which registers the exchange of all of the remaining equity interests in NGT into shares of the authorized but unissued post-reverse split shares of Lyric and further provides for the distribution of the 878,043 post-reverse split shares of Lyric issued to NGT upon conversion of the Note to the shareholders of NGT immediately prior to the Share Exchange. It is also contemplated that the shares issued in the first stage of the Share Exchange will be registered by such registration statement. Upon completion of the Share Exchange, the current shareholders of Lyric will hold approximately five percent of the total outstanding shares of Lyric and the shareholders of NGT will hold the remaining 95 percent, assuming conversion of the preferred shares to be issued in the Share Exchange.

The Share Exchange is expected to be accounted for as a purchase.
The Share Exchange is structured as a tax-free reorganization and is not expected to have any tax consequences for NGT.

NOTE 3:

In October 1996, NGT received a capital contribution through the release of its obligation to repay interest of $17,256 incurred since April 30, 1996 with respect to an obligation payable to Wagman Petroleum, Inc., a shareholder of NGT.